UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2016

OPIANT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55330	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

401 Wilshire Blvd., 12th Floor, Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Cope)

Registrant’s telephone number, including area code

(424) 252-4756

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On May 5, 2016, Ann L. MacDougall and Dr. Gabrielle Silver accepted appointments to serve on the Board of Directors of Opiant Pharmaceuticals, Inc. (the “Company”).

Ms. MacDougall, age 62, has extensive global experience spanning both operating and legal roles for both private and non-profit organizations. Since January 2014, she has served as President of Encore.org, a national organization building a movement for individuals developing second careers in public or non-profit service. From 2007 to December 2013, Ms. MacDougall was Chief Operating Officer of Acumen, an investment fund focused on goods and services for low-income customers. Prior to Acumen, she had a long career managing legal matters at PriceWaterhouseCoopers, including as General Counsel in the U.S. and Deputy General Counsel based in Paris.

Ms. MacDougall earned her B.A. at Tufts University and her J.D. at Brooklyn Law School.

Dr. Silver, age 42, has extensive experience managing the growth and profitability of pharmaceuticals and diagnostics businesses with a key focus on neurology. Since October 2015, she has served as a partner at Brunswick Group, an advisory firm specializing in critical issues and corporate relations, where she is co-leading the firm’s global pharmaceutical and healthcare offering. From October 2013 to October 2015, she was an executive at GE Healthcare’s Operating Room Solutions business, a new division at GE Healthcare. From September 2010 to October 2013, she was Global Head of Neuroscience/General Medicine Strategic Marketing at GE. In this role, she developed the disease-focused growth strategy across the diagnostics and imaging portfolio. Earlier in her career, Dr. Silver was the director of the CNS Franchise of Eisai Ltd., UK for which she was responsible for growth and profitability of key brands in the UK including Aricept® and Zonegran®. Prior to her tenure at Eisai, she was Therapeutic Area Director of Neuroscience at Bristol-Myers Squibb UK.

Dr. Silver received her Bachelor of Science from the University of Bristol and her Bachelor of Medicine and Bachelor of Surgery from the University of London. She is also a Fellow of the Faculty of Pharmaceutical Medicine in the UK.

Family Relationships

There are no family relationships between Ms. MacDougall, Dr. Silver, and any other employee or member of the board of directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Ms. MacDougall and Dr. Silver reportable under Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

In connection with Ms. MacDougall and Dr. Silver’s appointment as directors of the Company, they both signed Director’s Agreements whereby each will receive $40,000 per annum, paid in installments after the end of each calendar quarter in which they serve, and pro-rated as appropriate. In addition, after May 16, 2016, they will each receive common stock option compensation equal to 35,000 shares of the Company’s common stock, contingent upon the Company attaining certain milestones.

The foregoing description of the terms of Ms. McDougall’s and Dr. Silver’s directors agreements is qualified in their entirety by reference to the provisions of the director agreements filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1	Director Agreement with Ann L. MacDougall, dated May 5, 2016.
10.2	Director Agreement with Dr. Gabrielle Silver, dated May 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: May 11, 2016	By:	/s/ Dr. Roger Crystal
Name: Dr. Roger Crystal
Title: President and Chief Executive Officer